UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (917) 663-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 15, 2004, Altria Group, Inc. (“Altria”) issued a press release announcing that Altria’s Board of Directors has elected Dr. Harold Brown to serve on its Board of Directors, effective immediately. There is no arrangement or understanding pursuant to which Dr. Brown was selected as a director, and there are no related party transactions between Altria and Dr. Brown. The Board of Directors has not yet determined to which committees of the Board of Directors Dr. Brown will be named. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2004, Altria’s Board of Directors amended Article II, Section 2 of Altria’s By-Laws to increase the size of the Board of Directors from eleven to twelve. Altria’s Amended and Restated By-Laws are attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(c)     Exhibits

3.1    Amended and Restated By-Laws of Altria Group, Inc.

99.1  Altria Group, Inc. Press Release dated December 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.
By:	/s/ G. PENN HOLSENBECK

Name: G. Penn Holsenbeck Title: Vice President, Associate General Counsel and Corporate Secretary

DATE: December 17, 2004

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Altria Group, Inc.

99.1	Altria Group, Inc. Press Release dated December 15, 2004.